Filed Pursuant to Rule 424(b)(2)
Registration No. 333-228159

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
0.000% Notes due 2025	€1,000,000,000	99.808%	€998,080,000	$143,153.62
0.500% Notes due 2031	€1,000,000,000	99.248%	€992,480,000	$142,350.41

(1)

Calculated in accordance with Rule 457(r) and Rule 457(o) under the Securities Act of 1933, as amended, based upon the closing U.S. dollar/euro exchange rate of U.S. $1.1050/€1.00 as of November 7, 2019, as announced by Bloomberg. The total registration fee due for this offering is $285,504.03.

Prospectus Supplement

(To Prospectus dated November 5, 2018)

€2,000,000,000

Apple Inc.

€1,000,000,000 0.000% Notes due 2025

€1,000,000,000 0.500% Notes due 2031

We are offering €1,000,000,000 of our 0.000% Notes due 2025 (the “2025 Notes”) and €1,000,000,000 of our 0.500% Notes due 2031 (the “2031 Notes” and, together with the 2025 Notes, the “notes”).

We will pay interest on the 2025 Notes and the 2031 Notes annually in arrears on November 15 of each year, beginning on November 15, 2020. The 2025 Notes will mature on November 15, 2025 and the 2031 Notes will mature on November 15, 2031.

We may redeem the notes in whole or in part at any time or from time to time at the redemption prices described under the heading “Description of the Notes—Optional Redemption” in this prospectus supplement. The notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

See “Risk Factors” beginning on page S-6 to read about important factors you should consider before buying the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)		Underwriting Discounts		Proceeds to Apple, Before Expenses
	Per Note	Total	Per Note	Total	Per Note	Total
2025 Note	99.808%	€998,080,000	0.135%	€1,350,000	99.673%	€996,730,000
2031 Note	99.248%	€992,480,000	0.225%	€2,250,000	99.023%	€990,230,000

(1)	Plus accrued interest, if any, from November 15, 2019.

We intend to apply to list the notes on the Nasdaq Bond Exchange. We expect trading in the notes on the Nasdaq Bond Exchange to begin less than 30 days after the original issue date. Currently, there is no public trading market for any series of the notes.

The notes will be initially in the form of one or more registered global notes (the “global notes”). The global notes will be deposited with, and registered in the name of, a common depositary for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), or a nominee of such common depositary. Ownership of interests in the global notes will be limited to persons that have accounts with Euroclear or Clearstream or their respective participants. The terms of the indenture relating to the notes provide for the issuance of definitive registered notes only in certain limited circumstances.

The underwriters expect to deliver the notes on or about November 15, 2019, which is the fifth London business day following the date of pricing of the notes. This settlement date may affect the trading of the notes. See “Underwriting.”

Joint Book-Running Managers

Goldman Sachs & Co. LLC Green Structuring Advisor	Barclays	BNP PARIBAS	J.P. Morgan

BofA Securities	Citigroup	Deutsche Bank	HSBC

Prospectus Supplement dated November 7, 2019.

Prospectus Supplement

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and/or incorporate by reference information that you should consider when making an investment decision. Neither we nor any underwriter has authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus, and the documents incorporated by reference herein or therein, are current only as of the respective dates of such documents. You should not assume that such information is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying

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prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. The notes are offered globally for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by us and the underwriters to inform themselves about, and to observe, any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting—Sales Outside the United States” in this prospectus supplement.

Notice to Prospective Investors in the European Economic Area

PRIIPs Regulation/ Prohibition of sales to EEA retail investors—The notes are not intended to be offered or sold to and should not be offered or sold to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU 2002/92/EC (as amended, the “Insurance Distribution Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) No 2017/1129 (as amended, the “Prospectus Regulation”). No key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared. Offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

MiFID II product governance—Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive and that are also (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (2) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “Relevant Person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents.

This prospectus supplement and the accompanying prospectus have not been approved for the purposes of section 21 of the UK Financial Services and Markets Act 2000 (“FSMA”) by a person

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authorized under FSMA. This prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the United Kingdom only in circumstances in which section 21(1) of FSMA does not apply to us.

The notes are not being offered or sold to any person in the United Kingdom except in circumstances which will not result in an offer of securities to the public in the United Kingdom within the meaning of Part VI of FSMA.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes. The second part is the accompanying prospectus, dated November 5, 2018, which we refer to as the “accompanying prospectus.” The accompanying prospectus contains more general information about our debt securities that we may offer from time to time, some of which may not apply to this offering of notes. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. See “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and the accompany prospectus.

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “Apple,” the “Company,” “we,” “us” and “our” and all similar references are to Apple Inc. and its consolidated subsidiaries. However, in the “Description of the Notes,” “Risk Factors” and related summary sections of this prospectus supplement and the “Description of the Debt Securities” section of the accompanying prospectus, references to “we,” “us” and “our” are to Apple Inc. and not to any of its subsidiaries.

References in this prospectus supplement to “$,” “dollars” and “U.S. dollars” are to the currency of the United States of America and references to “€” and “euro” are to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (investor.apple.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site, other than the documents listed below under the heading “Incorporation by Reference.” In addition, you may request copies of these filings at no cost through our Investor Relations Department at: Apple Inc., One Apple Park Way, MS 927-4INV, Cupertino, CA 95014, telephone: (408) 974-3123 or our Internet web site (investor.apple.com).

We have filed with the SEC a registration statement on Form S-3 relating to the debt securities covered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document of ours that is an exhibit to the registration statement, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s Internet web site listed above.

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INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the notes by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents set forth below that have been previously filed with the SEC as well as any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of this offering; provided, however, that, except as specifically provided below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended September 28, 2019;

•	the information responsive to Part III of Form 10-K for the fiscal year ended September 29, 2018 provided in our Proxy Statement on Schedule 14A filed on January 8, 2019; and

•	any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of this offering.

To obtain copies of these filings, see “Where You Can Find More Information.”

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the “Risk Factors” section of this prospectus supplement and in Part I, Item 1A of the Company’s most recent Annual Report on Form 10-K under the heading “Risk Factors,” which are incorporated herein by reference. We assume no obligation to revise or update any forward-looking statements for any reason, except as required by law.

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SUMMARY

The following summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Apple Inc.

Apple designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories, and sells a variety of related services. Our products include iPhone®, Mac®, iPad®, AirPods®, AirPods Pro™, Apple TV®, Apple Watch®, Beats® products, HomePod™, iPod touch® and other Apple-branded and third-party accessories. We operate various platforms that allow customers to discover and download applications and digital content, such as books, music, video, games and podcasts. These platforms include the App Store®, Mac App Store, TV App Store and the Watch App Store. We also offer subscription-based digital content streaming services, including Apple Music® and Apple TV+, and a variety of other services, including AppleCare®, iCloud®, Apple Arcade™, Apple Card™, Apple News+ and Apple Pay. Apple sells its products and resells third-party products in most of its major markets directly to consumers, small and mid-sized businesses, and education, enterprise and government customers through its retail and online stores and its direct sales force. We also employ a variety of indirect distribution channels, such as third-party cellular network carriers, wholesalers, retailers and resellers. Apple’s customers are primarily in the consumer, small and mid-sized business, education, enterprise and government markets.

Apple Inc. is a California corporation established in 1977. Our principal executive offices are located at One Apple Park Way, Cupertino, CA 95014, and our main telephone number is (408) 996-1010.

The Offering

The following is a brief summary of the terms and conditions of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms and conditions of the offering of the notes, you should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Issuer	Apple Inc.

Notes offered	€1,000,000,000 aggregate principal amount of 0.000% Notes due 2025; and

€1,000,000,000 aggregate principal amount of 0.500% Notes due 2031.

Original issue date	November 15, 2019.

Maturity date	November 15, 2025 for the 2025 Notes; and

November 15, 2031 for the 2031 Notes.

Interest rate	0.000% per annum for the 2025 Notes; and

0.500% per annum for the 2031 Notes.

Interest payment dates	Interest on the 2025 Notes and the 2031 Notes will be paid annually in arrears on November 15 of each year, beginning on November 15, 2020, and on the applicable maturity date for each such series of notes.

Optional redemption	Prior to (i) with respect to the 2025 Notes, August 15, 2025 (three months prior to the maturity date of such notes) and (ii) with respect to the 2031 Notes, August 15, 2031 (three months prior to the maturity date of such notes), such series of notes may be redeemed at our option, at any time in whole or from time to time in part, at a redemption price as calculated by us, equal to the greater of:

•	100% of the principal amount of the notes being redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed assuming that such notes matured on their applicable Par Call Date (as defined in this prospectus supplement), exclusive of interest accrued to, but excluding, the date of redemption, discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined in this prospectus supplement), plus 10 basis points in the case of the 2025 Notes and 15 basis points in the case of the 2031 Notes.

On or after (i) with respect to the 2025 Notes, August 15, 2025 (three months prior to the maturity date of such notes) and (ii) with respect to the 2031 Notes, August 15, 2031 (three months prior to the maturity date of such notes, such series of notes may be redeemed at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed.

In each case, we will also pay the accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

See “Description of the Notes—Optional Redemption.”

Additional Amounts	We will, subject to certain exceptions and limitations, pay additional amounts on the notes to holders who are not United States persons (as defined under “Description of the Notes—Payment of Additional Amounts”) in respect of any required withholding or deduction for any present or future tax, assessment or other governmental charge imposed by any taxing authority in the United States, as will result in receipt by holders of notes that are not United States persons of such amounts as they would have received had no such withholding or deduction been required. See “Description of the Notes—Payment of Additional Amounts.”

Redemption for Tax Reasons	We may redeem either series of the notes, in whole but not in part, in the event of certain changes in the tax laws of the United States (or any taxing authority in the United States) that would require us to pay additional amounts as described under “Description of the Notes—Payment of Additional Amounts.” This redemption would be at 100% of the principal amount of the applicable notes to be redeemed (plus any accrued interest and additional amounts then payable with respect to the notes to, but not including, the redemption date). See “Description of the Notes—Redemption for Tax Reasons.”

Currency of Payment	All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used.

Ranking	The notes will be:

•	our senior unsecured indebtedness and will rank equally with each other and with all of our other senior unsecured and unsubordinated indebtedness from time to time outstanding;

•	structurally subordinated to any indebtedness and preferred stock, if any, of our subsidiaries; and

•	effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

The indenture does not restrict the ability of our subsidiaries to incur indebtedness. See “Description of the Notes—Ranking.”

Further issuances	We reserve the right, from time to time and without the consent of any holders of the notes, to re-open each series of notes on terms identical in all respects to the outstanding notes of such series (except for the date of issuance, the date interest begins to accrue and, in certain circumstances, the first interest payment date), so that such additional notes will be consolidated with, form a single series with and increase the aggregate principal amount of the notes of such series. See “Description of the Notes—General.”

Use of proceeds	We intend to use the net proceeds from sales of the notes, which we estimate will be approximately €1.99 billion, after deducting underwriting discounts and our offering expenses, to finance, in whole or in part, one or more Eligible Projects (as defined in this prospectus supplement). See “Use of Proceeds.”

Denominations	The notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Form of notes	The notes will be issued in book-entry form and will be represented by global notes deposited with, or on behalf of, a common depositary on behalf of Euroclear and Clearstream and registered in the name of the common depositary or its nominee. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by Euroclear and Clearstream and their participants, and these beneficial interests may not be exchanged for certificated notes except in limited circumstances, as described under the heading “Description of the Notes—Book-Entry and Settlement.”

Governing law	New York.

Risk factors	An investment in the notes involves risk. You should consider carefully the specific factors set forth under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the other information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in any of the notes offered hereby.

Listing and Trading	Each series of the notes is a new issue of securities with no established trading market. We intend to apply to list the notes of each series on the Nasdaq Bond Exchange. It is not possible to predict whether the application will be approved for listing or, if approved, whether the application will be approved prior to the settlement date. Settlement of the notes is not conditional on obtaining the listing, and we are not required to maintain the listing.

The underwriters have advised us that they currently intend to make a market in each series of the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued, in their sole discretion, at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes. See “Underwriting.”

Trustee	The Bank of New York Mellon Trust Company, N.A.

Paying Agent	The Bank of New York Mellon, London Branch.

RISK FACTORS

Investing in the notes involves risks. Before making a decision to invest in the notes, you should carefully consider the risks described in Part I, Item 1A of our most recent Annual Report on Form 10-K under the heading “Risk Factors,” which are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the risks set forth below. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

The notes are structurally subordinated to the liabilities of our subsidiaries.

The notes are our obligations exclusively and not of any of our subsidiaries. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). Consequently, the notes will be effectively subordinated to all existing and future liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish.

The notes are subject to prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

The notes are our unsecured general obligations, ranking equally with other unsecured and unsubordinated indebtedness. As of September 28, 2019, we had $101.7 billion of unsecured senior notes and $6.0 billion of unsecured short-term promissory notes outstanding but no secured senior debt outstanding. The indenture governing the notes permits us to incur additional debt, including secured debt. If we incur any secured debt, our assets will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes and the previously issued notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

The indenture governing the notes does not contain financial covenants and only provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the notes.

While the indenture governing the notes contains terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes.

The indenture for the notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event we experience significant adverse changes in our financial condition;

•	limit our ability to incur indebtedness that is secured, senior to or equal in right of payment to the notes, or to engage in sale/leaseback transactions;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes;

•	restrict our ability to enter into highly leveraged transactions; or

•	require us to repurchase the notes in the event of a change in control.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

Active trading markets for the notes may not develop.

Each series of the notes is a new issue of securities with no established trading market. We intend to apply to list the notes of each series on the Nasdaq Bond Exchange. It is not possible to predict whether the application will be approved for listing or, if approved, whether the application will be approved prior to the settlement date. Settlement of the notes is not conditional on obtaining the listing, and we are not required to maintain the listing. We cannot assure you trading markets for the notes will develop or of the ability of holders of the notes to sell their notes or of the prices at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in each series of the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued, in their sole discretion, at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes. If no active trading markets develop, you may be unable to resell the notes at any price or at their fair market value.

The market prices of the notes may be volatile.

The market prices of the notes will depend on many factors, including, but not limited to, the following:

•	credit ratings on our debt securities assigned by rating agencies;

•	the time remaining until maturity of the notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition and prospects; and

•	the condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

Rating agencies continually review the credit ratings they have assigned to companies and debt securities. Negative changes in the credit ratings assigned to us or our debt securities could have an adverse effect on the market prices of the notes.

The notes may not be a suitable investment for all investors seeking exposure to green assets.

In connection with this offering, a second party opinion from an outside consultant regarding our green bond framework has been made publicly available. The examples of projects in “Use of Proceeds” are for illustrative purposes only and no assurance can be provided that disbursements for projects with these specific characteristics will be made by us with the proceeds from the notes. We have significant flexibility in allocating the net proceeds from the notes, including re-allocating the net proceeds in the event we determine in our discretion that projects receiving allocation no longer meet the criteria for Eligible Projects. There can be no assurance that the projects funded with the proceeds from the notes will meet, or continue to meet, investor criteria or expectations regarding sustainability performance or expectations for sustainable finance products. In particular, no assurance is given that the use or allocation of such proceeds for any Eligible Projects will satisfy, whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations, by its own bylaws or other governing rules or investment portfolio mandates, ratings criteria, taxonomies or standards or other independent expectations (in particular with regard to any direct or indirect environmental, sustainability or social impact of any Eligible Projects).

The Eligible Projects to which we allocate the net proceeds from this offering have complex direct or indirect environmental, sustainability or social impacts and adverse environmental or social impacts may occur during the design, construction and operation of the projects. In addition, projects may become controversial or criticized by activist groups or other stakeholders, which could have a negative effect on the trading price of the notes.

Our credit ratings may not reflect all risks of your investment in the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of all risks relating to the notes. Agency credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s credit rating.

Redemption may adversely affect your return on the notes.

We have the right to redeem the notes on the terms set forth in this prospectus supplement. We may redeem such notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of such notes.

An investment in the notes by a purchaser whose home currency is not euro entails significant risks.

All payments of interest on and the principal of the notes and any redemption price for the notes will be made in euro. An investment in the notes by a purchaser whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of euro against the holder’s home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder.

The notes permit us to make payments in U.S. dollars if we are unable to obtain euro.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro, as the case may be. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. A Federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply the foregoing New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.

The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or any integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

CURRENCY CONVERSION

As of November 1, 2019, the euro/U.S. $ exchange rate was €1.00 = U.S. $1.1169 as announced by the U.S. Federal Reserve Board.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

USE OF PROCEEDS

We estimate the net proceeds from sales of the notes will be approximately €1.99 billion, after deducting underwriting discounts and our offering expenses for the notes. An amount equal to such net proceeds will be allocated to finance, in whole or in part, one or more Eligible Projects (as defined below). Eligible Projects may include projects of our subsidiaries that meet the Eligibility Criteria set forth below.

Apple has three environmental priorities where we believe we can make the most environmentally positive impact:

1.	Climate change: Mitigate our impact on climate change by reducing our comprehensive carbon footprint.

2.	Smarter Chemistry: Pioneer the use of greener materials in our products and processes.

3.	Resources: Conserve Earth’s resources by transitioning to recycled and renewable materials in our products, and by minimizing water and waste in our operations and throughout our product lifecycle.

With the proceeds of the notes, we plan to prioritize Eligible Projects that fall within the first environmental priority (climate change), focusing on projects that we believe have the potential to reduce Apple’s greenhouse gas emissions as calculated in Apple’s comprehensive carbon footprint, including direct emissions (scope 1), indirect emissions from electricity (scope 2), and scope 3 emissions from corporate travel, employee commute, and the full product lifecycle.

“Eligible Projects” means projects that meet one or more of the Eligibility Criteria (as defined below), including the development or implementation of new and ongoing Eligible Projects (including R&D and related supporting expenditures).

“Eligibility Criteria” means any of the following:

•

“low carbon” design and engineering: expenditures related to the development or procurement of less carbon-intensive products and materials (compared to an established “pre-activity” baseline), such as improving product power usage efficiency, using materials produced from manufacturing processes requiring lesser greenhouse gas emissions, or sourcing materials with recycled or renewable content,

•

energy efficiency: expenditures related to the development of energy efficiency projects intended to reduce emissions in new or existing corporate and supply chain facilities, such as sensors and controls, energy management systems, and facility design, commissioning, and retrofits,

•

renewable energy: building on our successful transition to 100% renewable electricity at our facilities, expenditures related to the development of renewable energy projects intended to reduce emissions in our corporate facilities and supply chain, such as solar and wind projects, or associated energy storage solutions, including work to advance market structures, regulations and policy that support renewable energy through coalition and capacity building,

•

carbon mitigation: expenditures related to the development of projects intended to reduce direct and process emissions (compared to an established “pre-activity” baseline) from Apple’s and our supplier’s operations, such as abating direct emissions from manufacturing or sourcing non-fossil low carbon fuels, and

•	carbon sequestration: expenditures related to the development of projects that sequester carbon, such as habitat restoration and conservation.

Any proceeds allocated to Eligible Projects in our supply chain will represent expenditures made by Apple.

The Green Bond Principles are a set of voluntary guidelines for the issuance of green bonds developed by a committee made up of issuers, investors and intermediaries in the green bond market and are intended to promote integrity in the green bond market through guidelines that recommend transparency, disclosure and reporting. The Green Bond Principles have four components: (i) use of proceeds, (ii) process for project evaluation and selection, (iii) management of proceeds, and (iv) reporting on the use of proceeds. We believe that the framework set forth herein is aligned with the Green Bond Principles (as in effect as of the date of this offering). We worked with an outside consultant with recognized expertise in environmental, social and governance research and analysis to (i) assess our Eligibility Criteria and processes for alignment with the Green Bond Principles (as in effect as of the date of this offering), and (ii) obtain and make publicly available a second party opinion from such consultant in respect of compliance with such criteria.

Process for Project Evaluation and Selection

Our Environment, Policy and Social Initiatives team will evaluate and select projects eligible for proceeds on an annual basis, aligning with Apple’s annual environmental planning process. The final allocation of net proceeds to Eligible Projects will be determined by our Vice President of Environment, Policy, and Social Initiatives.

Management of Proceeds

Pending allocation of the net proceeds to Eligible Projects, we may temporarily invest the balance of such net proceeds, consistent with our investment portfolio or to repay other borrowings. Payment of principal and interest on the notes will be made from our general funds and will not be directly linked to the performance of any Eligible Project. The finance department will internally track the actual amounts spent on projects receiving allocations. We may re-allocate proceeds to Eligible Projects in our discretion.

Reporting

During the term of the notes, until such time as the net proceeds from such notes have been fully allocated to Eligible Projects, Apple will publish annually a Green Bond Impact Report. The report will include: (i) annual project allocations, estimated carbon savings, and a description of select projects receiving net proceeds from the green bond; (ii) an annual report from an independent registered public accounting firm in respect of its examination of management’s assertions conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, including assertions by management of the extent to which the net proceeds of the offering of the notes were allocated to Eligible Projects; and (iii) a review from a second party opinion provider providing an assessment of the bond’s compliance with the initial framework criteria and themes. The report will be available to investors in the months following the close of Apple’s fiscal year.

Information contained on our website or the website of our second party opinion provider is not and should not be deemed a part of this prospectus supplement, the accompanying prospectus or any other report or filing filed with the SEC. References to scope 1, 2 or 3 emissions are to such terms as used in the methodology for calculating the comprehensive carbon footprint of a business set forth in the World Resource Institute / World Business Council for Sustainable Development Greenhouse Gas Protocol, as implemented by Apple.

CAPITALIZATION

The following table sets forth our capitalization on a consolidated basis as of September 28, 2019. We have presented our capitalization on both an actual and an as adjusted basis to reflect the issuance and sale of the notes offered hereby, but not the application of the net proceeds from the issuance and sale of any such notes. See “Use of Proceeds.” You should read the following table along with our financial statements and the accompanying notes to those statements, together with the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended September 28, 2019, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

	As of September 28, 2019
	Actual	As Adjusted(1)
	(unaudited, $ in millions, except par value and share numbers, in thousands)
Total current portion of long-term debt	$10,260	$10,260

Long-term debt:
0.000% Notes due 2025 offered hereby	—	1,117
0.500% Notes due 2031 offered hereby	—	1,117
Other long-term debt	91,807	91,807

Total long-term debt	91,807	94,041

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value; 12,600,000 shares authorized; 4,443,236 and 4,754,986 shares issued and outstanding, respectively	45,174	45,174
Retained earnings	45,898	45,898
Accumulated other comprehensive income/(loss)	(584)	(584)

Total shareholders’ equity	90,488	90,488

Total capitalization	$182,295	$184,529

(1)

The amount in this column is the U.S. dollar equivalent of the aggregate principal amount of each series of the notes being offered hereby from euro using the exchange rate of €1.00=U.S.$1.1169 on November 1, 2019, as announced by the U.S. Federal Reserve Board.

DESCRIPTION OF THE NOTES

The following description is a summary of the terms of the notes being offered. The descriptions in this prospectus supplement and the accompanying prospectus contain descriptions of certain terms of the notes and the indenture dated as of November 5, 2018 (the “indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee, under which we will issue the notes, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture that has been filed as Exhibit 4.1 to the Company’s registration statement on Form S-3 filed on November 5, 2018 (Registration Number 333-228159), including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended. Wherever particular articles, sections or defined terms of the indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture. This summary supplements the description of the debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to Apple Inc. and not to its subsidiaries.

General

The notes (as defined below) will constitute separate series of securities under the indenture referred to below and will be issued only in fully registered form in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will mature on the dates set forth below. Application will be made to list the notes on the Nasdaq Bond Exchange. It is not possible to predict whether the application will be approved for listing or, if approved, whether the application will be approved prior to the settlement date. The accompanying prospectus describes additional provisions of the notes and of the indenture. There is no limit on the aggregate principal amount of notes that we may issue under the indenture. We reserve the right, from time to time and without the consent of any holders of the notes, to re-open each series of notes on terms identical in all respects to the outstanding notes of such series (except for the date of issuance, the date interest begins to accrue and, in certain circumstances, the first interest payment date), so that such additional notes will be consolidated with, form a single series with and increase the aggregate principal amount of the notes of such series; provided that the additional notes will have a separate ISIN number unless: (i) the additional notes are issued within thirteen days of the issuance of the outstanding notes of the original series, (ii) the additional notes are issued pursuant to a “qualified reopening” of the outstanding notes of the original series for U.S. federal income tax purposes or (iii) the additional notes are, and the outstanding notes of the original series were, issued without original issue discount for U.S. federal income tax purposes. Such additional notes will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the applicable series of notes, and will vote together as one class on all matters with respect to such series of notes.

The 0.000% Notes due 2025 (the “2025 Notes”) will mature on November 15, 2025 and the 0.500% Notes due 2031 (the “2031 Notes” and, together with the 2025 Notes, the “notes”) will mature on November 15, 2031. The 2025 Notes will bear interest at 0.000% per annum and the 2031 Notes will bear interest at 0.500% per annum. We will pay interest on the 2025 Notes and the 2031 Notes annually in arrears on November 15 of each year, beginning on November 15, 2020, and on the applicable maturity date for each series of notes, to the record holders at the close of business on the preceding November 1 (whether or not such record date is a business day). Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or November 15, 2019 if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Ranking

The notes will be our senior unsecured indebtedness and will rank equally with each other and with all of our other senior unsecured and unsubordinated indebtedness from time to time outstanding. However, the notes will be structurally subordinated to any indebtedness and preferred stock, if any, of our subsidiaries and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Claims of the creditors of our subsidiaries will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries. The indenture does not restrict the ability of our subsidiaries to incur indebtedness.

Issuance in Euro; Payment on the Notes

Initial holders will be required to pay for the notes in euro, and all payments of principal of, the redemption price (if any), and interest and additional amounts (as defined below, if any) on the notes will be payable in euro; provided, that if on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors” in this prospectus supplement.

Paying Agent and Registrar

The Bank of New York Mellon, London Branch, will initially act as paying agent for the notes. The Bank of New York Mellon Trust Company, N.A., will initially act as security registrar for the notes. Upon notice to the trustee, we may change any paying agent or security registrar.

Business Day

The term “business day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

Optional Redemption

We may redeem the notes at our option, at any time in whole or from time to time in part, prior to the applicable Par Call Date at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed assuming that such notes matured on their applicable Par Call Date (as defined below), exclusive of interest accrued to, but excluding, the date of redemption, discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus 10 basis points in the case of the 2025 Notes and 15 basis points in the case of the 2031 Notes.

On or after its applicable Par Call Date, we may redeem the 2025 Notes and the 2031 Notes at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed.

In each case, we will also pay the accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

Installments of interest on notes being redeemed that are due and payable on interest payment dates falling on or prior to a redemption date shall be payable on the interest payment date to the holders as of the close of business on the relevant regular record date according to the notes and the indenture.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German government bond whose maturity is closest to the applicable Par Call Date of the notes being redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.

“Par Call Date” means (i) with respect to the 2025 Notes, August 15, 2025 (three months prior to the maturity date of such notes), and (ii) with respect to the 2031 Notes, August 15, 2031 (three months prior to the maturity date of such notes).

Notice of redemption will be mailed or electronically delivered at least 10 but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption at the redemption date. If less than all of the notes of a series are to be redeemed, the notes of such series to be redeemed will be selected in accordance with applicable depositary procedures; provided, that no notes of a principal amount of €100,000 or less shall be redeemed in part.

The notes of each series are also subject to redemption prior to maturity if certain changes in U.S. tax law occur. If such changes occur, the notes may be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to the date of redemption. See “—Redemption for Tax Reasons.”

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes such additional amounts (“Additional Amounts”) as are necessary in order that the net payment by us or the Paying Agent of the principal of and interest on the notes to a holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge (“Tax”) imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

(1)

to any Tax that is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds the notes), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(i)	being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(ii)

having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;

(iii)

being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(iv)	being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the Internal Revenue Code of 1986, as amended (the “Code”);

(v)	being a controlled foreign corporation that is related to the Company within the meaning of Section 864(d)(4) of the Code; or

(vi)	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2)

to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)

to any Tax that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such Tax (including, but not limited to, the requirement to provide Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, or any subsequent versions thereof or successor thereto, and any documentation requirement under an applicable income tax treaty);

(4)	to any Tax that is imposed otherwise than by withholding by the Company or a Paying Agent from the payment;

(5)

to any Tax that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 10 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property or similar Tax;

(7)

to any Tax required to be withheld by any Paying Agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other Paying Agent;

(8)

to any Tax that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9)

to any Tax imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(10)	in the case of any combination of items (1) through (9) above.

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to make any payment for any Tax imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision. As used under “—Payment of Additional Amounts” and under “—Redemption for Tax Reasons,” the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Redemption for Tax Reasons

If, as a result of any introduction of, change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision of, or taxing authority in, the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay Additional Amounts as described herein under “—Payment of Additional Amounts” with respect to the notes of either series, then we may at any time at our option redeem, in whole but not in part, the applicable notes on not less than 10 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on those notes to, but not including, the date fixed for redemption.

Open Market Purchases

The Company may acquire the notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.

Defeasance

The provisions of the indenture relating to defeasance, which are described under the caption “Description of the Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus, will apply to the notes. However, in respect of the notes, the term “U.S. government obligations” as used in the accompanying prospectus shall instead mean (x) any security that is (i) a direct obligation of the German government or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the German government the payment of which is fully and unconditionally guaranteed by the German government or the central bank of the German government, which, in either case (x)(i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (x)(i) or (x)(ii) above or in any specific principal or interest payments due in respect thereof.

Notices

Notices to holders of the notes will be sent to such holders. Any notice shall be deemed to have been given on the date of mailing. So long as the notes are represented by a global security deposited with The Bank of New York Mellon (London Branch), or any successor thereto, as the common depositary (the “Common Depositary”) for Clearstream and Euroclear, notices to holders may be given by delivery to Clearstream and Euroclear, and such notices shall be deemed to be given on the date of delivery to Clearstream and Euroclear. The trustee will transmit notices to each registered holder’s last known address as it appears in the security register that the trustee maintains. The trustee will only transmit these notices to the registered holder of the notes. You will not receive notices regarding the notes directly from us unless we reissue the notes to you in fully certificated form.

Book-Entry and Settlement

Each series of notes will be issued in the form of one or more global securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the Common Depositary and registered in the name of the Common Depositary or its nominee. We will not issue certificated securities to you for the notes you purchase, except in the limited circumstances described below.

Beneficial interests in the global securities will be represented, and transfers of such beneficial interest will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Clearstream or Euroclear. Investors may hold beneficial interests in notes directly through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg, Luxembourg, and the address of Euroclear is 1 Boulevard du Roi Albert II, 1210 Brussels, Belgium.

Beneficial interests in the global securities will be shown on, and transfers of beneficial interests in the global securities will be made only through, records maintained by Clearstream or Euroclear and their participants. When you purchase notes through the Clearstream or Euroclear systems, the purchases must be made by or through a direct or indirect participant in the Clearstream or Euroclear system, as the case may be. The participant will receive credit for the notes that you purchase on Clearstream’s or Euroclear’s records, and, upon its receipt of such credit, you will become the beneficial owner of those notes. Your ownership interest will be recorded only on the records of the direct or indirect participant in Clearstream or Euroclear, as the case may be, through which you purchase the notes and not on Clearstream’s or Euroclear’s records. Neither Clearstream nor Euroclear, as the case may be, will have any knowledge of your beneficial ownership of the notes. Clearstream’s or Euroclear’s records will show only the identity of the direct participants and the amount of the notes held by or through those direct participants. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from Clearstream or Euroclear. You should instead receive those documents from the direct or indirect participant in Clearstream or Euroclear through which you purchase the notes. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The paying agent will wire payments on the notes to the Common Depositary as the holder of the global securities. The trustee, the paying agent and we will treat the Common Depositary or any successor nominee to the Common Depositary as the owner of the global securities for all purposes. Accordingly, the trustee, the paying agent and we will have no direct responsibility or liability to pay amounts due with respect to the global securities to you or any other beneficial owners in the global securities. Any redemption or other notices with respect to the notes will be sent by us directly to Clearstream or Euroclear, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial holder, all in accordance with the rules of Clearstream or Euroclear, as the case may be, and the internal procedures of the direct participant (or the indirect participant) through which you hold your beneficial interest in the notes. Euroclear and Clearstream will credit payments to the cash accounts of Euroclear participants or Clearstream customers in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Euroclear and Clearstream have established their procedures in order to facilitate transfers of the notes among participants of Euroclear and Clearstream. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue or change those procedures at any time. The registered holder of the notes will be The Bank of New York Depository (Nominees) Limited, as nominee of the Common Depositary.

Initial Settlement

Investors will follow the settlement procedures applicable to conventional eurobonds in registered form. It is intended that notes will be credited to the securities custody accounts of Clearstream and Euroclear holders on the settlement date on a delivery against payment basis. None of the notes may be held through, no trades of the notes will be settled through, and no payments with respect to the notes will be made through, The Depository Trust Company in the United States of America.

Secondary Market Trading

Any secondary market trading of book-entry interests in the notes will take place through participants in Clearstream and Euroclear in accordance with the normal rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in registered form.

It is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Euroclear and Clearstream on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Euroclear and Clearstream on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Euroclear or Clearstream is used.

Clearstream and Euroclear

We have obtained the information in this section concerning Clearstream and Euroclear, and the book-entry system and procedures from sources that we believe to be reliable, but neither we nor the trustee take responsibility for the accuracy of this information.

Clearstream has advised us that it is a limited liability company organized under Luxembourg law. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream participant.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

Euroclear is operated by Euroclear Bank SA/NV, or the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, or the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Euroclear further advises that investors that acquire, hold and transfer interests in the notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the notes.

Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with such interests in securities on its records.

Certificated Notes

Subject to certain conditions, the notes represented by the global securities are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof if:

(1)

the Common Depositary notifies us that it is unwilling or unable to continue as depositary or if the Common Depositary ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

(2)	we determine that the notes will no longer be represented by global securities and execute and deliver to the trustee an order to that effect; or

(3)	an event of default with respect to the notes will have occurred and be continuing.

Any note that is exchangeable as above is exchangeable for certificated notes issuable in authorized denominations and registered in such names as the Common Depositary shall direct. Subject to the foregoing, a global security is not exchangeable, except for a global security of the same aggregate denomination to be registered in the name of the Common Depositary or its nominee.

Governing Law

The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning our Relationship with the Trustee

We have commercial deposits and custodial arrangements with The Bank of New York Mellon Trust Company, N.A. and its affiliates (“BNYM”). We may enter into similar or other banking relationships with BNYM in the future in the normal course of business. In addition, BNYM acts as trustee and as paying agent with respect to other debt securities issued by us, and may do so for future issuances of debt securities by us as well.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations of the ownership and disposition of the notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the “Code,” applicable U.S. Treasury regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the “IRS,” so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with a note held as a capital asset (within the meaning of Section 1221 of the Code) by a beneficial owner who purchases the note on original issuance at the first price at which a substantial portion of the notes of the applicable series is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This summary does not address all aspects of U.S. federal income taxes, including the impact of the Medicare contribution tax on net investment income, and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to brokers or dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

•	tax consequences to persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders, as defined below, whose “functional currency” is not the U.S. dollar;

•	tax consequences to “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax consequences to persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement;

•	tax consequences to entities treated as partnerships for U.S. federal income tax purposes and investors therein;

•	tax consequences to certain former citizens or residents of the United States;

•	alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	estate or gift taxes.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner or member generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner or member in such an entity, you should consult your tax advisors.

If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the U.S. federal estate or gift tax laws or under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner of notes that is neither a U.S. holder nor a partnership or other entity that is treated as a partnership for U.S. federal income tax purposes.

YOU SHOULD CONSULT WITH YOUR TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME, FRANCHISE, PERSONAL PROPERTY AND ANY OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE NOTES.

Taxation of U.S. Holders

Interest Income

It is anticipated, and this discussion assumes, that the notes will be issued with no more than a de minimis amount (as set forth in the applicable U.S. Treasury regulations) of original issue discount. In such case, interest paid on the notes generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received (in accordance with the holder’s regular method of tax accounting).

A U.S. holder that uses the cash method of accounting for U.S. federal income tax purposes and that receives a payment of stated interest on the notes in euro, will be required to include in ordinary income an amount equal to the U.S. dollar value of the interest payment, based on the spot rate on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. A cash method U.S. holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such payment, but may recognize exchange gain or loss attributable to the actual disposition of the euro received.

A U.S. holder that uses the accrual method of accounting for U.S. federal income tax purposes and that receives a payment of stated interest on the notes in euro, may determine the amount recognized with respect to such interest in accordance with either of two methods. Under the first method, such U.S. holder will recognize income for each taxable year equal to the U.S. dollar value of the euro accrued for such year determined by translating such amount into U.S. dollars at the average rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year). Alternatively, such U.S. holder may make an election (which must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS) to translate accrued interest income at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year in the case of a partial accrual period), or at the spot rate on the date of receipt, if that date is within five business days of the last day of the accrual period. A U.S. holder that uses the accrual method of accounting for U.S. federal income tax purposes will recognize foreign currency gain or loss, on the date interest is received, equal to the difference, if any, between the U.S. dollar value of such payment, determined at the spot rate on the date the payment is received, and the U.S. dollar value of the interest income previously included in respect of such payment, regardless of whether the payment is in fact converted to U.S. dollars. This exchange gain or loss will be treated as ordinary income or loss and generally will not be treated as an adjustment to interest income or expense.

Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of the Notes

Subject to the foreign currency rules described below, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, repurchase by us or other taxable disposition of a note (except to the extent the amount realized is attributable to accrued and unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in such note. If a U.S. holder disposes of a note in a taxable transaction in exchange for euro, the amount realized by a U.S. holder generally will be based on the U.S. dollar value of the euro received translated at the spot rate on the date of disposition. In the case of a note that is traded on an established securities market, as defined in the applicable U.S. Treasury Regulations, a cash method U.S. holder and, if it so elects, an accrual method U.S. holder, will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the disposition. No assurance can be given regarding whether the notes will be traded on an established securities market. If an accrual method U.S. holder makes the election described above, such election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. If an accrual method U.S. holder does not make this election, such holder will recognize exchange gain or loss to the extent that there are exchange rate fluctuations between the sale date and the settlement date, and such gain or loss generally will constitute ordinary income or loss.

A U.S. holder’s adjusted tax basis in the note generally will be the initial purchase price for such note. If a U.S. holder uses foreign currency to purchase a note, the U.S. dollar cost of the note will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a note that is traded on an established securities market, a cash method U.S. holder, and, if it so elects, an accrual method U.S. holder, will determine the U.S. dollar value of the cost of such note by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The conversion of U.S. dollars to a foreign currency and the immediate use of that currency to purchase a note generally will not result in exchange gain or loss for a U.S. holder.

Subject to the foreign currency rules described below, any gain or loss recognized on a sale, exchange, redemption, repurchase by us or other taxable disposition of the note will be capital gain or loss. If, at the time of the sale, exchange, redemption, repurchase by us or other taxable disposition of the note, a U.S. holder is treated as holding the note for more than one year, such capital gain or loss will be a long-term capital gain or loss. Otherwise, such capital gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally eligible for reduced rates of U.S. federal income taxation. A U.S. holder’s ability to deduct capital losses may be limited.

Upon the sale or other taxable disposition of a note, a U.S. holder may recognize gain or loss that is attributable to fluctuations in currency exchange rates with respect to the principal amount of the note. Such gain or loss will generally be treated as ordinary income or loss. For these purposes, the principal amount of a note is the U.S. holder’s purchase price in euro. Gain or loss attributable to fluctuations in exchange rates with respect to the principal amount of a note generally will equal the difference between (i) the U.S. dollar value of the principal amount, determined on the date such payment is received or such note is disposed of and (ii) the U.S. dollar value of the principal amount of the note, determined on the date the U.S. holder acquired such note. Any such exchange gain or loss with respect to accrued interest will be determined as discussed under “—Interest Income.” However, upon a sale, exchange, redemption or other taxable disposition of a note, a U.S. holder will realize exchange gain or loss with respect to principal or accrued interest only to the extent of the total gain or loss realized on the disposition.

Tax Return Disclosure Requirement

Certain U.S. Treasury regulations issued under the Code meant to require the reporting of certain tax shelter transactions cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the applicable U.S. Treasury regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of a note or foreign currency received in respect of a note to the extent that any such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of an applicable threshold amount. U.S. holders should consult their tax advisors to determine the tax return obligations, if any, with respect to an investment in the notes, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to interest on the notes and the proceeds of a sale, exchange, redemption, repurchase by us or other taxable disposition of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Taxation of Non-U.S. Holders

Payments of Interest

Subject to the discussion of backup withholding and FATCA below, U.S. federal withholding tax will not be applied to any payment of interest on a note to a non-U.S. holder provided that:

•	interest paid on the note is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•

the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•	the non-U.S. holder is not a “controlled foreign corporation” that is related to us (actually or constructively) through stock ownership; and

•

either (1) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on the applicable IRS Form W-8) or (2) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable U.S. Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the holder will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8-BEN or W-8BEN-E, as applicable, claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to U.S. federal withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then, although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied, the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of the Notes

Subject to the discussion of backup withholding and FATCA below, gain recognized by a non-U.S. holder on the sale, exchange, redemption, repurchase by us or other taxable disposition of a note will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is an individual or foreign corporation described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, exchange, redemption, repurchase by us or other taxable disposition under regular graduated U.S. federal income tax rates and in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation that falls under the first bullet point above, it may be subject to the branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any such gain will be subject to U.S. federal income tax in the manner specified by the treaty and generally will only be subject to U.S. federal income tax if such gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States.

If a non-U.S. holder is an individual described in the second bullet point above, such non-U.S. holder will be subject to a flat 30% (or lesser rate as may be specified under an applicable income tax treaty) tax on the gain derived from the sale, exchange, redemption, repurchase by us or other taxable disposition, which may be offset by U.S. source capital losses, even though such non-U.S. holder is not considered a resident of the United States.

Information Reporting and Backup Withholding

Generally, the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to non-U.S. holders. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided the applicable statement described above in the last bullet point under “—Taxation of Non-U.S. Holders—Payments of Interest” has been provided and the applicable withholding agent does not have actual knowledge or reason to know that the holder is a United States person, as defined under the Code, that is not an exempt recipient. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale, exchange, redemption, repurchase by us or other taxable disposition of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and the payor does not have actual knowledge or reason to know that a holder is a United States person, as defined under the Code, that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (FATCA)

A 30% U.S. federal withholding tax may apply to interest income paid on notes paid to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a “non-financial foreign entity” (as specifically defined in the Code), whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such non-financial foreign entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and certain other specified requirements are met. While the withholding under FATCA would have applied also to the gross proceeds from a disposition of notes occurring after December 31, 2018, recently proposed U.S. Treasury regulations eliminate such withholding entirely. Taxpayers generally may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Further, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. If an interest payment is subject both to withholding under FATCA and to the U.S. federal withholding tax discussed above under “—Taxation of Non-U.S. Holders—Payments of Interest,” the U.S. federal withholding under FATCA may be credited against, and therefore reduce, such other U.S. federal withholding tax. Holders should consult their tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of notes.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase from us the principal amount of notes indicated in the following table.

Underwriter	Principal Amount of 2025 Notes	Principal Amount of 2031 Notes
Goldman Sachs & Co. LLC	€350,000,000	€350,000,000
Barclays Bank PLC	150,000,000	150,000,000
BNP Paribas	150,000,000	150,000,000
J.P. Morgan Securities plc	150,000,000	150,000,000
Citigroup Global Markets Limited	50,000,000	50,000,000
Deutsche Bank AG, London Branch	50,000,000	50,000,000
HSBC Bank plc	50,000,000	50,000,000
Merrill Lynch International	50,000,000	50,000,000

Total	€1,000,000,000	€1,000,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

The underwriters initially propose to offer part of the notes of each series directly to the public at the offering prices described on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer part of the 2025 Notes to securities dealers at a discount from the initial public offering price of up to 0.081% of the principal amount of the 2025 Notes and part of the 2031 Notes to securities dealers at a discount from the initial public offering price of up to 0.135% of the principal amount of the 2031 Notes. Any such securities dealers may resell at a discount of 0.025% of the principal amount of the 2025 Notes and 0.050% of the principal amount of the 2031 Notes to certain other brokers or dealers. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

Paid By Us
Per 2025 Note	0.135%
Per 2031 Note	0.225%

Total	€3,600,000

Each series of the notes is a new issue of securities with no established trading market. We intend to apply to list the notes of each series on the Nasdaq Bond Exchange. It is not possible to predict whether the application will be approved for listing or, if approved, whether the application will be approved prior to the settlement date. Settlement of the notes is not conditional on obtaining the listing, and we are not required to maintain the listing. The underwriters have advised us that they currently intend to make a market in each series of the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued, in their sole discretion, at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the prices of the notes may be higher than the prices that otherwise might exist in the open market. The underwriters are not required to engage in these activities, but if these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which is the fifth London business day following the date of pricing of the notes (“T+5”). Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two London business days unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second London business day before the settlement date will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $1.8 million.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of such liabilities.

Any underwriter that is not a broker-dealer registered with the SEC will only make sales of notes in the United States through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

Sales Outside the United States

The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

Canada

The notes offered may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus

(including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The notes are not intended to be offered or sold and should not be offered or sold to any retail investor in the European Economic Area (the “EEA”). For these purposes, (a) a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes. No key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared. Offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

United Kingdom

The notes may not be offered in the United Kingdom other than by an underwriter that (i) has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (ii) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the notes are subscribed or purchased under Section 275 by a relevant person which is: a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) the transfer is by operation of law.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. If any of the underwriters or their affiliates has a lending relationship with us, Apple has been informed that certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Latham & Watkins LLP, New York, NY. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, Palo Alto, CA.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 28, 2019, and the effectiveness of our internal control over financial reporting as of September 28, 2019, as set forth in their reports, which are included in our Annual Report on Form 10-K for the year ended September 28, 2019 and incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PROSPECTUS

Apple Inc.

Debt Securities

We may, from time to time, offer to sell debt securities in one or more offerings. This prospectus describes some of the general terms and conditions that may apply to these securities. We will provide the specific terms and conditions of these securities, including their offering prices, in prospectus supplements to this prospectus.

We may offer and sell these debt securities to or through one or more underwriters, dealers or agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” in this prospectus. We will also describe the plan of distribution for any particular offering of securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Investing in our debt securities involves risks. You should consider the risks described under “Risk Factors ” on page 2 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus or the applicable prospectus supplement, before making a decision to invest in our debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated November 5, 2018

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission, or the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell these debt securities in any jurisdiction where the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we may, at any time and from time to time, sell in one or more offerings any of our debt securities described in this prospectus.

This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including, but not limited to, the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update, change or supersede the information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

You should carefully read both this prospectus and any prospectus supplement, together with additional information described below under the heading “Where You Can Find More Information.”

References in this prospectus to “Apple,” “we,” “us” and “our” and all similar references are to Apple Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. However, in the “Description of the Debt Securities” section of this prospectus, references to “we,” “us” and “our” are to Apple Inc. (parent company only) and not to any of its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (investor.apple.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site, other than the documents listed below under the heading “Incorporation by Reference.” In addition, you may request copies of these filings at no cost through our Investor Relations Department at: Apple Inc., One Apple Park Way, MS 927-4INV, Cupertino, CA 95014, telephone: (408) 974-3123 or our Internet web site (investor.apple.com).

We have filed with the SEC a registration statement on Form S-3 relating to the debt securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours that is an exhibit to the registration statement, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s Internet web site listed above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus and any prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the debt securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC as well as any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of the securities described in this prospectus; provided, however, that, except as specifically provided below, we are not incorporating any documents or portions of documents deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended September 29, 2018; and

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 27, 2017.

To obtain copies of these filings, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in Part I, Item 1A of our most recent Annual Report on Form 10-K under the heading “Risk Factors,” which are incorporated herein by reference. We assume no obligation to revise or update any forward-looking statements for any reason, except as required by law.

v

APPLE INC.

Apple designs, manufactures and markets mobile communication and media devices and personal computers, and sells a variety of related software, services, accessories and third-party digital content and applications. Our products and services include iPhone®, iPad®, Mac®, Apple Watch®, AirPods®, Apple TV®, HomePod™, a portfolio of consumer and professional software applications, iOS, macOS®, watchOS® and tvOS™ operating systems, iCloud®, Apple Pay® and a variety of other accessory, service and support offerings. We sell and deliver digital content and applications through the iTunes Store®, App Store®, Mac App Store, TV App Store, Book Store and Apple Music® (collectively “Digital Content and Services”). Apple sells its products worldwide through its retail stores, online stores and direct sales force, as well as through third-party cellular network carriers, wholesalers, retailers and resellers. In addition, we sell a variety of third-party Apple-compatible products, including application software and various accessories, through our retail and online stores. Apple sells to consumers, small and mid-sized businesses and education, enterprise and government customers.

Apple Inc. is a California corporation established in 1977. Our principal executive offices are located at One Apple Park Way, Cupertino, CA 95014, and our main telephone number is (408) 996-1010.

RISK FACTORS

Investing in the debt securities involves risks. Before making a decision to invest in the debt securities, in addition to the other information contained in this prospectus and any prospectus supplement, you should carefully consider the risks described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 29, 2018 (together with any updates thereto in subsequent periodic filings) and in other documents that we include or incorporate by reference in this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS

Except as otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from sales of the debt securities for general corporate purposes, which may include, but are not limited to, funding for working capital, payment of dividends, capital expenditures, repurchases of our common stock, repayment of debt, and acquisitions. We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including, but not limited to, marketable securities.

DESCRIPTION OF THE DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue the debt securities in one or more series under an indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including, but not limited to, definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture and in the applicable prospectus supplement. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of the indenture and any form of debt security that has been filed in the manner described under “Where You Can Find More Information.”

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Apple Inc. (parent company only) and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. The indenture does not limit the amount of debt securities that we may issue thereunder. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with any premium and accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the debt securities of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series, provided, however, that such amount may from time to time be increased by a board resolution;

•	the price or prices at which the debt securities will be sold;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal and premium, if any, of any debt securities of the series will be payable or the method used to determine or extend those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest will accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest will be payable and the regular record date, if any, for any such interest payable on any interest payment date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

•

the place or places where the principal of and any premium and interest on any debt securities of the series will be payable, the place or places where the debt securities of such series may be presented for registration of transfer or exchange, the place or places where notices and demands to or upon us in respect of the debt securities of such series may be made and the manner in which any payment may be made;

•

the period or periods within which or the date or dates on which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•

our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•	if other than the trustee, the identity of each security registrar and/or paying agent;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which or the dates on which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•

if the provisions of the indenture relating to satisfaction and discharge thereof shall apply to the debt securities of that series as set forth therein, or if provisions for the satisfaction and discharge of the indenture other than as set forth therein shall apply to the debt securities of that series;

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture or the method by which such portion shall be determined;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•

if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security in addition to or in lieu of that set forth in the indenture and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants applicable to debt securities of the series;

•

the terms of any right to convert or exchange debt securities of such series into any other securities or property of ours or of any other corporation or person, and the additions or changes, if any, to the indenture with respect to the debt securities of such series to permit or facilitate such conversion or exchange;

•

whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	whether the debt securities will be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

•	the exchanges, if any, on which the debt securities may be listed; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, unless otherwise specified in the applicable prospectus supplement, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.

If any interest payment date, redemption date, repayment date or stated maturity of a debt security, or any date on which a holder has the right to convert such debt security, falls on a date that is not a business day, then payment of principal and premium, if any, or interest, or the redemption price or conversion of such debt security, will be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date, redemption date or repayment date, or at the stated maturity, or on such conversion date. In the case, however, of debt securities bearing interest at a floating rate based on the London Interbank Offered Rate (LIBOR), if the interest payment date (other than the redemption date, repayment date or stated maturity) falls on a date that is not a business day and the following business day falls in the next succeeding calendar month, then the interest payment date for such debt securities shall be the business day immediately preceding the scheduled interest payment date. No interest shall accrue for the period from and after any such interest payment date, redemption date, repayment date, stated maturity or conversion date, as the case may be, to the date of such payment.

Optional Redemption

Redemption at Our Option

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee in accordance with the depositary’s procedures, in the case of notes represented by a global note, or by lot, in the case of notes that are not represented by a global note. If we shall so direct, debt securities registered in our name or the name of any of our affiliates or subsidiaries shall not be included in the debt securities for redemption. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 10 nor more than 60 days prior to the date set for such redemption (or within such period as otherwise specified as contemplated by the indenture for debt securities of a series). This notice will identify the debt securities to be redeemed and will include the following information, among other information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed and, if less than all of the outstanding debt securities of any series consisting of a single debt security are to be redeemed, the principal amount of the particular debt security to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and, if applicable, the CUSIP number of the debt securities to be redeemed.

By no later than 11:00 a.m. (New York City time) on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date. If the redemption date is after a regular record date and on or prior to the applicable interest payment date, the accrued and unpaid interest shall be payable to the holder of the redeemed securities registered on the relevant regular record date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Repayment at Holder’s Option

If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect repayment of those debt securities by us prior to the stated maturity of the debt securities of that series at time or times and subject to the conditions specified in the applicable prospectus supplement. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the optional repayment date or dates on which the debt security may be repaid and the optional repayment price, or the method by which such price will be determined. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the debt security may be repaid at the holder’s option on each such optional repayment date.

Except as otherwise may be provided by the terms of the debt securities, any tender of a debt security by the holder for repayment will be irrevocable unless waived by us. Any repayment option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt security; provided that the principal amount of the debt security remaining outstanding after repayment will be an authorized denomination. Upon such partial repayment, the debt securities will be canceled and new debt securities for the remaining principal amount will be issued in the name of the holder of the repaid debt securities.

If debt securities are represented by a global security as described under “—Book-Entry; Delivery and Form; Global Securities,” the securities depository for the global security or its nominee will be the holder of the debt security and, therefore, will be the only person that can exercise a right to repayment. In order to ensure that the depository or its nominee will timely exercise a right to repayment relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant in the depository through which it holds an interest in the debt security to notify the depository of its desire to exercise a right to repayment by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depository.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose (which initially will be the trustee’s office located at 400 South Hope Street, Suite 500, Los Angeles, California 90071, Attention: Corporate Trust Unit). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company, or DTC, or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

The registered holder of a debt security will be treated as the owner of it for all purposes.

All amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

The indenture sets forth limited covenants that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

The indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, or lease or convey all or substantially all of our properties and assets to another person; provided that the following conditions are satisfied:

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we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a person (if such person is not a corporation, then the Successor will include a corporate co-issuer of the debt securities) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert such security in accordance with its terms; and

•	immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Events of Default

Each of the following events are defined in the indenture as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1) default in the payment of any installment of interest on any debt securities of such series for 30 days after becoming due;

(2) default in the payment of principal of or premium, if any, on any debt securities of such series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3) default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of such series (other than a covenant or agreement, a default in the performance of which or a breach of which is elsewhere in the indenture specifically dealt with or that has expressly been included in the indenture solely for the benefit of a series of debt securities other than such series), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding debt securities of that series;

(4) we pursuant to or within the meaning of the Bankruptcy Law:

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a custodian of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of such petition or the appointment of or taking possession by a custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

and the order or decree remains unstayed and in effect for 90 consecutive days; or

(6) any other event of default provided with respect to debt securities of such series occurs.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors. “Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee by notice to us, or the holders of at least 33% in aggregate principal amount of the outstanding debt securities of such series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of such series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually within 120 days after the end of our fiscal year a statement by one of our officers to the effect that, to the best knowledge of such officer, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1) an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of such series;

(2) the holders of not less than 33% of the aggregate principal amount of the outstanding debt securities of such series have requested the trustee to institute proceedings in respect of such event of default;

(3) the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4) the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5) no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

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reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

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reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed (it being understood that a change to any notice requirement with respect to such date shall not be deemed to be a change of such date);

•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

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impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

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modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

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make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

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to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	to add one or more guarantees or co-obligors for the benefit of holders of the debt securities;

•	to secure the debt securities;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination shall become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

•	to cure any ambiguity, omission, defect or inconsistency;

•	to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any outstanding series in any material respect;

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to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded; and

•	to add to, change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (3) and (6) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the underwriters or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1) DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

(2) we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

(3) an event of default with respect to the debt securities will have occurred and be continuing.

These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture.

The trustee is permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

PLAN OF DISTRIBUTION

We may sell the debt securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the debt securities. A prospectus supplement will describe the terms of any sale of debt securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of debt securities. Underwriters may offer and sell debt securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of debt securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may be involved in any at the market offering of debt securities by or on our behalf.

Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of debt securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the debt securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, we will not list the debt securities on any securities exchange. The debt securities will be a new issue of securities with no established trading market. Any underwriters that purchase the debt securities for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any debt securities.

VALIDITY OF THE SECURITIES

The validity of the securities will be passed upon for us by Latham & Watkins LLP, New York, NY, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 29, 2018, and the effectiveness of our internal control over financial reporting as of September 29, 2018, as set forth in their reports, which are included in our Annual Report on Form 10-K for the fiscal year ended September 29, 2018 and incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports given on their authority as experts in accounting and auditing.

€2,000,000,000

Apple Inc.

€1,000,000,000 0.000% Notes due 2025

€1,000,000,000 0.500% Notes due 2031

Prospectus Supplement

November 7, 2019

Joint Book-Running Managers

Goldman Sachs & Co. LLC Green Structuring Advisor	Barclays	BNP PARIBAS	J.P. Morgan

BofA Securities	Citigroup	Deutsche Bank	HSBC